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                                                                   EXHIBIT 10.11


                       INTERMAGNETICS GENERAL CORPORATION


                       1999 EXECUTIVE STOCK PURCHASE PLAN


1.       PURPOSE

         The Board of Directors of Intermagnetics General Corporation (the "Company") has established Company stock ownership guidelines for Company executives (the "Guidelines") as a means of aligning the interests of Company executives and stockholders. The purpose of the Intermagnetics General Corporation 1999 Executive Stock Purchase Plan (the "Plan") is to facilitate investment by Company executives in shares of Company stock at levels at least sufficient to satisfy the Guidelines.

2.       DEFINITIONS

         (a) "Bank" means a third party source of financing, such as a bank, which has been approved by the Company and that has agreed to and does lend money to a Participant for the purposes of his or her purchase of Stock.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Committee" means the Compensation Committee of the Board and "Plan Administrative Committee" means the Chief Executive Officer of the Company and an outside director or directors designated by the Committee to administer the Company's 1999 Executive Stock Purchase Plan.

         (d) "Company" means Intermagnetics General Corporation, a New York corporation.

         (e) "Fair Market Value" means the average closing price of the Stock, as reported on the American Stock Exchange, during the ten trading days preceding the relevant determination date.

         (f) "Guarantee" means the guarantee of payment of the principal and certain other amounts owing under the Stock Acquisition Loan, by the Company in favor of the Bank, as provided in the Guarantee executed by the Company in favor of the Bank.

         (g) "Guarantee Reimbursement" means the obligation of the Participant to reimburse the Company in the event the Company is required to make a "Guarantee Payment" to the Bank in respect of a Participant's Stock Acquisition Loan pursuant to Section 6(b) of the Plan.

         (h) "Guidelines" means the stock ownership guidelines established by the Board for executives of the Company, as the same may be amended from time to time.



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         (i) "Participant" means an employee of the Company or any subsidiary of the Company who is subject to the Guidelines and is selected by the Committee to participate in the Plan pursuant to Section 3 hereof.

         (j) "Plan" means this 1999 Executive Stock Purchase Plan.

         (k) "Principal Obligation" means the outstanding principal amount of a Stock Acquisition Loan.

         (l) "Salary" means Participant's base salary as of the date he or she obtains a Stock Acquisition Loan.

         (m) "Stock" means the common stock of the Company, par value $.10 per share.

         (n) "Stock Acquisition Loan" means a loan made by the Company to a Participant or an individually secured loan negotiated with the Company's assistance with an approved Bank on behalf of a Participant, in either case as provided for in Section 5 hereof. If secured from a Bank, the Stock Acquisition Loan shall be obtained by the Participant on the basis of his or her individual credit worthiness and shall be guaranteed by the Company. The maximum term for a Stock Acquisition Loan shall be five (5) years, unless extended at maturity for a longer term in the sole discretion of the Committee.

3.       PARTICIPATION

         (a) The Committee or the Plan Administrative Committee shall designate those employees of the Company who shall be eligible to participate in the Plan.

         (b) The Committee shall designate the participation level for each Participant through the table set forth on Schedule A, as the same may be amended from time to time by the Committee. Under the Plan, each Participant is eligible for Stock Acquisition Loans to acquire Stock up to the participation level designated in Schedule A, and the Participant may be required to borrow a fixed minimum percentage of his or her base salary in order to be eligible for the benefits of this Plan. The Committee, or the Plan Administrative Committee, in its sole discretion may extend the provisions of this Plan to any employee at any time, including but not limited to newly hired and newly promoted employees.

4.       STOCK ACQUISITIONS

         (a) To facilitate the Participant's acquisition of Stock under the Guidelines, the Company will offer a Participant a one-time opportunity to access a Stock Acquisition Loan, as provided for in Section 5 hereof, the proceeds of which shall be used for such Stock acquisition.

         (b) If two or more Participants obtain Stock Acquisition Loans with the same maturity date, the Company will arrange for the purchase of Stock with the proceeds of such loans through a broker such that such Participants shall have the same cost basis in each share of Stock purchased with the Stock Acquisition Loan. Such Stock will be purchased for the benefit of such Participants and certificates representing the securities so purchased for a Participant will be registered in the name of such Participant.



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         (b) Any purchases of Stock under the Plan shall be (x) made in compliance with the Company's "insider" trading policies, applicable securities laws and other laws and (y) reported, as applicable, pursuant to Section 16 of the Securities Act of 1933, as amended. The Company shall not make any guarantees or representations whatsoever as to the price or fair market value of any shares so purchased nor as to the future performance of the Company. Any amounts available under the Stock Acquisition Loan that are not invested in the purchase of Stock within 6 months of the Stock Acquisition Loan shall not be deemed loaned to Participant and shall not be subject or beneficiary of any Guarantee by the Company and will be repaid to the Bank or the Company, as the case may be. Amounts subject to a Stock Acquisition Loan may be required to be held by the Bank or the Company pending investment, in the discretion of the Plan Administrative Committee.

5.       STOCK ACQUISITION LOANS/COMPANY GUARANTEE

         (a) Obtaining a Stock Acquisition Loan. The Company (i) will use commercially reasonable efforts to facilitate a Participant's obtaining from a Bank a loan, or (ii) will make a loan directly to a Participant, in the aggregate original principal amount consistent with the Schedule A amount to provide funds to purchase Stock and for no other purpose. It is anticipated that the Participant will be required to make interest payments only during the first five years of the Stock Acquisition Loan term. If a Stock Acquisition Loan from a Bank is approved by the Participant and the Committee, the Company shall offer to guarantee such Stock Acquisition Loan provided that the amount of the Stock Acquisition Loan does not exceed the fair market value of the shares of Stock to be purchased, plus commissions, with the proceeds thereof, as determined at purchase, and in no event shall the Participant have outstanding Stock Acquisition Loans that are guaranteed by the Company under this Plan in excess of the Schedule A amount. The Committee shall not approve any Stock Acquisition Loan unless such Stock Acquisition Loan is payable by the Participant over a term not to exceed five (5) years and shall be fully recourse against the Participant and evidenced by a promissory note by the Participant to the Bank or the Company. The rate of interest on a Stock Acquisition Loan made by the Company shall be determined by the Committee and shall be based on the Company's cost of funds. It is anticipated that the Stock Acquisition Loans may be pre-paid at any time without penalty, subject to the terms of this Plan.

         (b) Stock Purchase Assistance Agreement/Promissory Note. The obligations of the Company and a Participant with respect to a Stock Acquisition Loan under this Plan shall be evidenced by a Stock Purchase Assistance Agreement or other writing signed by the Company and the Participant, and, in the case of a Stock Acquisition Loan by the Company, by a promissory note in the form approved by the Committee, together with such collateral documents as the Committee shall deem appropriate in the circumstances. The Promissory Note shall provide for acceleration in the event of default and may provide for such other penalties or security arrangements as the Committee shall approve. The Company shall not be a party, or in any way construed as a lender or party, under a Stock Acquisition Loan made by a Bank. The Participant shall be solely liable to the Bank for payment of all principal, interest and charges under such a Stock Acquisition Loan.



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         (c) Company Guarantee/Collateral. Each Guarantee shall be made only for such Stock Acquisition Loans that are reviewed and approved by both the Participant and the Committee. Each Guarantee shall be in such form as is consistent with this Plan and approved by the Committee. In the event that the Company's collateral or other security arrangements in favor of the Bank respecting the Guarantee are terminated or released and Bank either desires (i) new or replacement collateral or other security arrangements or (ii) to declare a default under the Stock Acquisition Loan documents or be paid the Stock Acquisition Loan in full, the Company shall use its best commercially reasonable efforts to provide such new or replacement collateral or other security arrangements or to refinance the Stock Acquisition Loan (through another bank or directly by the Company), as the case may be.

         (d) Prohibited Transactions. During the term of the Stock Acquisition Loan and for so long as the Participant is employed by the Company, he or she agrees not to sell, transfer or assign any of the shares of Stock purchased under Stock Acquisition Loans made in connection with this Plan (and free of any pledge benefiting the Bank or the Company) except (a) for 33 1/3% of such shares or (b) as the Plan Administrative Committee may permit in its discretion, because of a financial hardship incurred by the Participant. Participant acknowledges that it is the Company's expectation that he or she will continue to hold sufficient shares of Stock to satisfy the Guidelines.

         (e) Collateral for Company Stock Acquisition Loan or Guarantee. At the time a Stock Acquisition Loan is made, or the Guarantee is given, by the Company, or at any subsequent time thereafter while a Stock Acquisition Loan is outstanding, the Company may require a pledge of the Stock purchased with the Stock Acquisition Loan, subject to any prior lien of the Bank; provided that, absent an applicable exception under Regulation U promulgated by the Board of Governors of the Federal Reserve System in respect of margin securities, the principal sum of a Stock Acquisition Loan (or the maximum amount subject to a Guarantee) secured by Stock of the Participant shall not exceed fifty percent of the value of the Stock so securing the Stock Acquisition Loan (or contingent Guarantee obligation). Such pledge shall be evidenced by a pledge agreement executed by the Participant in favor of the Company, in form satisfactory to Company's counsel. Stock Acquisition Loans made by the Company (and Guarantees of Stock Acquisition Loans made by a Bank) that are not subject to Regulation U by virtue of an exception thereto for certain shareholder approved arrangements or because the value of the collateral does not exceed 25% of the principal amount of the Stock Acquisition Loan or otherwise, may be secured to the extent permitted under Regulation U.

         (f) Participant's Repayment Obligation. Except as may be limited by
Section 6 below, repayment of a Principal Obligation under a Stock Acquisition Loan shall be required in full on the earlier of (i) the Participant's termination of employment with the Company, (ii) the fifth anniversary of the corresponding Stock Acquisition Loan (unless the maturity date is extended by the Committee) or (iii) subject to the limitation of Section 6(b), the sale or other disposition of the Stock, at the discretion of the Plan Administrative Committee, if at the time of and as a result of such sale or disposition the Participant's Stock ownership level falls below the participation level designated in the Guidelines. During the term of a Stock Acquisition Loan, the Participant shall advise the Plan Administrative Committee of any intention to sell Stock purchased with a Stock Acquisition Loan and the Plan Administrative Committee may limit the aggregate amount of such Stock that may be sold in any given period by any or all Participants and, to the extent that more than one Participant desires to sell Stock at the same time, the Plan Administrative Committee shall adopt rules for the ordering of permitted sales.



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         (g) Withholding Taxes. While it is not anticipated that the withholding of taxes will be required in connection with the administration of the Plan, the Company may make such withholding and take such action as may be necessary or appropriate to satisfy tax withholding requirements for any federal, state or local laws or regulations in connection with the Guarantee and any payments provided for herein.

6.       SPECIAL CIRCUMSTANCES

         (a) Participant's Guarantee Reimbursement Obligation. In the event that the Participant defaults on his or her Stock Acquisition Loan or otherwise entitles Bank to make demand for payment to the Company under a Guarantee and the Bank does in fact make such demand and the Company does in fact make payment to the Bank therefor (in any partial or full amount, a "Guarantee Payment"), then the Participant hereby irrevocably agrees to make payment to the Company a money amount equal to the Guarantee Payment (the "Guarantee Reimbursement") no later than thirty (30) days after written demand by the Company therefor. The following additional terms shall apply in the event a Guarantee Reimbursement is required:

                  (1) The Guarantee Reimbursement may be made (i) by cash payment (or wire transfer) made by the Participant to the Company and to the extent payment by (i) is not timely made, (ii) by offset or credit to the Company against any amount or amounts (dollar for dollar) that it indisputably and duly owes to the Participant (or, at the Company's sole discretion, will owe in the future, but in no way obligating the Company to continue the Participant's employment, accrue such amounts or mitigate its damages), including those amounts related to or in connection with wages, compensation, expense reimbursement, Principal Payment Reimbursement and any other amounts howsoever derived.

                  (2) If the Guarantee Reimbursement is not timely paid or satisfied in full as described in the first sentence of this Section 6(a), then (i) such deficient amount shall accrue, and the Participant shall owe to the Company, interest per annum (360-day year) thereon at the prime rate (as reported in the Wall Street Journal with regard to large money center banks) plus four percent (4%) compounded quarterly until paid in full and (ii) such nonpayment shall entitle the Company, at its discretion, to terminate the employment (whether or not under any written employment contract) of the Participant for "cause".



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                  (3)      If not already done so, the Participant's obligations
                           to make the Guarantee Reimbursement shall be secured by the pledge, subject to any prior or senior pledge in favor of the Bank relating to the Stock
                           Acquisition Loan applicable to such Guarantee, of those shares of Stock acquired with the proceeds of the Stock Acquisition Loan. Such pledge shall be evidenced by a pledge agreement executed by the Participant in favor of the Company, in form satisfactory to Company's counsel. To the extent permissible under the Stock Acquisition Loan, shares of Stock so pledged shall, from time to time, be physically delivered to the Company, together with a stock power endorsed in blank by the Participant in favor of the Company and such other documentation as the Company, with advice of counsel, may request.



7.       TERMINATION AND AMENDMENT

         The Plan is entirely voluntary on the part of the Company and neither its existence nor its continuation shall be construed as creating any contractual right to or obligation for its continued existence, nor shall the existence of the Plan or participation therein be deemed to modify or otherwise affect a Participant's continued employment with the Company. The Company reserves the right at any time to modify or terminate the Plan by action approved in writing by the Board or its delegatee, provided that such modification or termination shall not affect the rights and obligations of Participants and the Company under any then outstanding Stock Acquisition Loan.

8.       ADMINISTRATION OF THE PLAN

         The Committee shall delegate to the Plan Administrative Committee the power and authority to administer the Plan. The Plan Administrative Committee shall have full authority in its discretion to determine the participation level of each Participant. Except as otherwise provided herein and subject to the provisions of the Plan, the Plan Administrative Committee shall have full and conclusive authority to interpret the Plan; to determine the terms and provisions of any Repayment Obligation; and to make all other determinations necessary or advisable for the proper day to day administration of the Plan. The Plan Administrative Committee shall not have the power or authority to materially increase any benefits offered under the Plan; to materially increase the Company's financial commitments; or to prescribe, amend and rescind rules and regulations relating to the Plan. The Plan Administrative Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to participate in the Plan. The Plan Administrative Committee's decisions shall be final and binding on all Participants.



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9.       MISCELLANEOUS

         (a) The Plan shall become effective on November 9, 1999 or such other date as designated by the Board (the "Effective Date").

         (b) No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant entitled to benefits under the Plan, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.

         (c) The titles and headings of the Sections of the Plan are for convenience of reference only, and in the case of any conflicts, the text of the Plan, rather than the titles or headings, shall control.

         (d) The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.

         (e) The provisions of the Plan shall be construed according to the laws of the State of New York, and the venue and jurisdiction of any suit with respect to the Plan shall lie solely in the state or federal courts located in Albany County, New York.




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                       INTERMAGNETICS GENERAL CORPORATION
                       1999 STOCK PURCHASE ASSISTANCE PLAN
                                   SCHEDULE A
                              PARTICIPATION LEVELS


         The number of shares of Stock that initially may be acquired by a Participant under the Plan shall be determined as of the Effective Date, based on Participant's base salary and the fair market value of the stock as of such date, or at such later dates as the Committee shall determine for future Participants who are selected to participate in the Plan thereafter in accordance with Section 3 thereof. The number of shares of Stock that may be acquired by a Participant hereunder may be adjusted periodically based on the Participant's base salary, position, and the fair market of the Stock on each such date in the sole discretion of the Committee. The number of shares of Stock that may be acquired by a Participant under the Plan shall not exceed the Participant's base salary multiplied by the applicable multiplier, based upon Participant's position with the Company, set forth below, divided by the Fair Market Value of the Stock, provided that with respect to purchases of Stock arranged through a broker by the Company, the actual cost of the shares acquired shall be used in place of Fair Market Value:



Position                                           Multiple of Base Salary
--------                                           -----------------------
CEO and Other Executives who                                 1-2
directly report to CEO

Other Executives designated by the CEO                      .66-2





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